Exhibit (b)(5)

PAYMENT GUARANTEE

BANK GUARANTEE NO. LGXM352201600001

ISSUANCE DATE: MAY 27TH, 2016

TO: GRAND CHIP INVESTMENT GMBH (THE ‘BENEFICIARY’), C/O PAUL HASTINGS (EUROPE) LLP, SIESMAYERSTRASSE 21, D-60323 FRANKFURT AM MAIN, GERMANY

TYPE OF GUARANTEE: IRREVOCABLE PAYMENT GUARANTEE (‘GUARANTEE’)

THE GUARANTOR: CHINA DEVELOPMENT BANK CORPORATION XIAMEN BRANCH (THE ‘GUARANTOR’)ADDRESS: 36F-39F, FORTUNE CENTER, NO. 100 LUJIANG ROAD, XIAMEN, CHINA

THE APPLICANT: FUJIAN GRAND CHIP INVESTMENT FUND LP, ENTERPRISE OPERATION CENTER, JIANGPU COMMUNITY, CHENDAI TOWN, JINJIANG, QUANZHOU CITY, FUJIAN PROVINCE, CHINA.

THE UNDERLYING RELATIONSHIP: THE BENEFICIARY WILL ENTER INTO CERTAIN TENDER OFFER DOCUMENT (ANGEBOTSUNTERLAGE) RELATED TO THE TENDER OFFER FOR ALL OUTSTANDING SHARES OF AIXTRON SE (‘AX’) BY THE BENEFICIARY (THE ‘TENDER OFFER’), AND THE APPLICANT WILL GIVE THE BENEFICIARY FINANCING SUPPORT FOR THE TENDER OFFER FOR EURO TWO HUNDRED AND TWENTY MILLION. FURTHERMORE, WE UNDERSTAND THAT, ACCORDING TO THE CONDITIONS OF THE TENDER OFFER, A PAYMENT GUARANTEE IS REQUIRED. WE GUARANTEE FOR THE APPLICANT’S FINANCING SUPPORT OBLIGATION TO THE BENEFICIARY.

AGGREGATE GUARANTEE AMOUNT AND CURRENCY: THE AGGREGATE GUARANTEE AMOUNT IS EURO TWO HUNDRED AND TWENTY MILLION (THE ‘GUARANTEE AMOUNT’). THE GUARANTEE AMOUNT OF THIS GUARANTEE SHALL BE REDUCED AUTOMATICALLY ACCORDING TO EACH PAYMENT BY THE GUARANTOR PURSUANT TO THIS GUARANTEE, OR BY THE APPLICANT AS EVIDENCED BY A WRITTEN CONFIRMATION FROM THE SETTLEMENT AGENT AS TO THE AMOUNT RECEIVED FROM THE APPLICANT.

THE GUARANTOR HEREBY IRREVOCABLY UNDERTAKES TO PAY THE BENEFICIARY ANY AMOUNT NOT EXCEEDING THE GUARANTEE AMOUNT WITHIN FIVE BUSINESS DAYS UPON RECEIPT OF THE BENEFICIARY’S NOTICE OF DEMAND BY AUTHENTICATED SWIFT THROUGH DEUTSCHE BANK AG AS SETTLEMENT AGENT FOR THE TENDER OFFER (‘SETTLEMENT AGENT’) (SUBSTANTIALLY IN THE FORM SET OUT IN THE APPENDIX TO THIS GUARANTEE) STATING (1) THE REFERENCE NUMBER OF THIS GUARANTEE, (2) THAT THE BENEFICIARY HAS FAILED TO TRANSFER THE MONIES REQUIRED FOR THE SETTLEMENT OF THE TENDER OFFER (I.E., AN AMOUNT EQUAL TO ALL TENDERED AX SHARES MULTIPLIED BY THE TENDER OFFER PRICE) TO AN ACCOUNT WITH THE SETTLEMENT AGENT, (3) THE BENEFICIARY IS MAKING A DEMAND UNDER THIS GUARANTEE BECAUSE OF THE APPLICANT’S FAILURE TO TRANSFER THE GUARANTEE AMOUNT IN FULL TO THE BENEFICIARY IN SUCH MANNER THAT THE SETTLEMENT AGENT RECEIVED THE MONIES AT LEAST SIX BUSINESS DAYS (AS DEFINED BELOW) PRIOR TO THE RELEVANT SETTLEMENT DATE(S) OF THE TENDER OFFER, AND (4) THE BENEFICIARY HAS OBTAINED APPROVAL FROM THE GERMAN FEDERAL FINANCIAL SUPERVISORY AUTHORITY (‘BAFIN’) TO PUBLISH THE TENDER OFFER DOCUMENT AND HAS ANNOUNCED THAT ALL CONDITIONS TO THE TENDER OFFER HAVE BEEN SATISFIED OR WAIVED. FOR THE PURPOSE OF THIS GUARANTEE, A ‘BUSINESS DAY’ MEANS A DAY ON WHICH BANKS ARE OPEN FOR BUSINESS IN GERMANY AND THE PEOPLE’S REPUBLIC OF CHINA.

ANY DEMAND UNDER THIS GUARANTEE MUST BE RECEIVED BY THE GUARANTOR ON OR BEFORE EXPIRY BY SWIFT SYSTEM.

IN THE EVENT THAT THE SWIFT SYSTEM IS NOT AVAILABLE FOR ANY REASON, THE SETTLEMENT AGENT MAY INSTEAD ARRANGE FOR A DEMAND TO BE PRESENTED TO US BY COURIER SERVICE TO OUR ADDRESS ON OR BEFORE THE EXPIRY DATE (AS SPECIFIED BELOW).

THIS GUARANTEE SHALL NOT BE TRANSFERRED OR ASSIGNED WITHOUT THE GUARANTOR’S PRIOR WRITTEN CONSENT.

IF THE GUARANTOR HAS PAID THE BENEFICIARY THE AGGREGATE GUARANTEE AMOUNT IN FULL, THIS GUARANTEE SHALL IMMEDIATELY TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT.

LANGUAGE OF ANY REQUIRED DOCUMENTS: ENGLISH.

FORM OF PRESENTATION: BY AUTHENTICATED SWIFT.

PRESENTATION PLACE: CHINA DEVELOPMENT BANK CORPORATION XIAMEN BRANCH. ADDRESS: 36F-39F, FORTUNE CENTER, NO. 100 LUJIANG ROAD, XIAMEN, CHINA. THE SWIFT CODE IS SDBCCNBJSMN.

EFFECTIVENESS AND EXPIRY: THIS GUARANTEE WILL BECOME EFFECTIVE FROM THE ISSUING DATE AND WILL EXPIRE AT THE EARLIER OF (1) THE DATE FALLING ONE YEAR AFTER THE ISSUANCE DATE, OR (2) THE DATE THE SETTLEMENT OF THE TENDER OFFER HAS BEEN FINALLY EFFECTED, OR (3) THE DATE THE TENDER OFFER IS DEFINITIVELY ABORTED WITHOUT ANY PAYMENT OBLIGATIONS FOR TENDERED SHARES ON THE BENEFICIARY’S BEHALF WITH, IN THE CASE OF (2), BEING EVIDENCED BY A WRITTEN CONFIRMATION FROM THE SETTLEMENT AGENT OR IN THE CASE OF (3), BEING EVIDENCED BY A WRITTEN CONFIRMATION FROM THE BENEFICIARY, TO BE PRESENTED TO US BY COURIER SERVICE.

THE PARTY LIABLE FOR THE PAYMENT OF ANY CHARGES: THE APPLICANT.

ANY PAYMENT HEREUNDER SHALL BE MADE FREE AND CLEAR OF AND WITHOUT DEDUCTION FOR OR ON ACCOUNT OF ANY PRESENT OR FUTURE TAXES, DUTIES, CHARGES, FEES, DEDUCTIONS OR WITHHOLDING OF ANY NATURE WHATSOEVER AND BE WHOEVER IMPOSED.

THE GUARANTOR’S LIABILITY UNDER THIS GUARANTEE WILL IN ANY CASE NOT EXCEED THE GUARANTEE AMOUNT INDICATED ABOVE.

ONCE THIS GUARANTEE EXPIRES, THE BENEFICIARY SHALL RETURN THE ORIGINAL OF THIS GUARANTEE TO THE GUARANTOR FOR CANCELLATION. HOWEVER, REGARDLESS OF WHETHER THE ORIGINAL OF THIS GUARANTEE IS RETURNED TO THE GUARANTOR OR NOT, THE GUARANTOR’S OBLIGATIONS AND RESPONSIBILITIES UNDER THIS GUARANTEE SHALL BE RELEASED AUTOMATICALLY UPON EXPIRY.

WE CONFIRM THAT WE HAVE FULFILLED ALL RELEVANT PEOPLE’S REPUBLIC OF CHINA LEGAL AND REGULATORY REQUIREMENTS, IN PARTICULAR WITH REGARD TO THE REQUIREMENTS OF THE STATE ADMINISTRATION OF FOREIGN EXCHANGE OF THE PEOPLE’S REPUBLIC OF CHINA UPON ISSUING THIS GUARANTEE.

THIS GUARANTEE IS SUBJECT TO THE UNIFORM RULES FOR DEMAND GUARANTEES (URDG) 2010 ICC PUBLICATION N0.758.

THIS GUARANTEE AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT IS GOVERNED BY ENGLISH LAW. THE COURTS OF ENGLAND HAVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE.

APPENDIX

FORM OF DEMAND

TO: CHINA DEVELOPMENT BANK CORPORATION XIAMEN BRANCH, 36F-39F, FORTUNE CENTER, NO. 100 LUJIANG ROAD, XIAMEN, CHINA

[DATE]

DEAR SIRS,

RE: DEMAND UNDER PAYMENT GUARANTEE NO. LGXM352201600001

GRAND CHIP INVESTMENT GMBH IS HEREBY MAKING A DEMAND UNDER YOUR IRREVOCABLE PAYMENT GUARANTEE NO. LGXM352201600001 (THE ‘GUARANTEE’). CAPITALIZED TERMS USED HEREIN AND NOT DEFINED SHALL HAVE THE MEANING GIVEN IN THE GUARANTEE.

THE BENEFICIARY HAS FAILED TO TRANSFER THE MONIES REQUIRED FOR THE SETTLEMENT OF THE TENDER OFFER (I.E., AN AMOUNT EQUAL TO ALL TENDERED AX SHARES MULTIPLIED BY THE TENDER OFFER PRICE) TO AN ACCOUNT WITH THE SETTLEMENT AGENT.

THE BENEFICIARY IS MAKING A DEMAND UNDER THE GUARANTEE BECAUSE OF THE APPLICANT’S FAILURE TO TRANSFER THE GUARANTEE AMOUNT IN FULL TO THE BENEFICIARY IN SUCH MANNER THAT THE SETTLEMENT AGENT RECEIVED THE MONIES AT LEAST SIX BUSINESS DAYS PRIOR TO THE RELEVANT SETTLEMENT DATE OF THE TENDER OFFER.

THE BENEFICIARY HAS OBTAINED APPROVAL FROM THE GERMAN FEDERAL FINANCIAL SUPERVISORY AUTHORITY (BAFIN) TO PUBLISH THE TENDER OFFER DOCUMENT AND HAS ANNOUNCED THAT ALL CONDITIONS TO THE TENDER OFFER HAVE BEEN SATISFIED OR WAIVED.

WE HEREBY DEMAND YOU TO PAY [INSERT CLAIM AMOUNT].

WE HEREBY REQUEST YOU TO PAY THE ABOVE AMOUNTS AFTER YOU RECEIVE THIS DEMAND IN ACCORDANCE WITH THE GUARANTEE TO THE ACCOUNT OF THE SETTLEMENT AGENT, WHICH DETAILS ARE SET OUT BELOW.

ACCOUNT NAME: SPESENSAMMELKONTO GSS/POST-IPO SERVICES

ACCOUNT NUMBER: 100 9914706 01

NAME OF BANK: DEUTSCHE BANK AG, FRANKFURT AM MAIN

IBAN: DE94500700100991470601

BIC: DEUTDEFFXXX